Exhibit 10.1

EXECUTION VERSION

RECEIVABLES PURCHASE AGREEMENT

Dated as of September 13, 2019

by and among

NABORS A.R.F., LLC,

as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchasers,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

NABORS INDUSTRIES, INC.,

as initial Master Servicer

Page

ARTICLE I	DEFINITIONS	1

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Interpretative Matters	28

ARTICLE II	TERMS OF THE PURCHASES AND INVESTMENTS	28

SECTION 2.01.	Purchase Facility	28
SECTION 2.02.	Making Investments; Return of Capital	30
SECTION 2.03.	Yield and Fees	31
SECTION 2.04.	Records of Investments and Capital	32

ARTICLE III	seller guaranty	32

ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS	37

SECTION 4.01.	Settlement Procedures	37
SECTION 4.02.	Payments and Computations, Etc.	40

ARTICLE V	INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST	41

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(continued)

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ARTICLE VI	CONDITIONS to Effectiveness and INVESTMENTS	49

SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Investment	49
SECTION 6.02.	Conditions Precedent to All Investments	49
SECTION 6.03.	Conditions Precedent to All Releases	50

ARTICLE VII	REPRESENTATIONS AND WARRANTIES	51

SECTION 7.01.	Representations and Warranties of the Seller	51
SECTION 7.02.	Representations and Warranties of the Master Servicer	58

ARTICLE VIII	COVENANTS	63

SECTION 8.01.	Covenants of the Seller	63
SECTION 8.02.	Covenants of the Master Servicer	71
SECTION 8.03.	Separate Existence of the Seller	77

ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES	81

ARTICLE X	EVENTS OF TERMINATION	86

SECTION 10.01.	Events of Termination	86

ARTICLE XI	THE ADMINISTRATIVE AGENT	89

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(continued)

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ARTICLE XII	[RESERVED]	92

ARTICLE XIII	INDEMNIFICATION	92

SECTION 13.01.	Indemnities by the Seller	92
SECTION 13.02.	Indemnification by the Master Servicer	95

ARTICLE XIV	MISCELLANEOUS	96

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(continued)

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EXHIBITS

EXHIBIT A	–	Form of Investment Request
EXHIBIT B	–	Form of Reduction Notice
EXHIBIT C	–	Form of Assignment and Acceptance Agreement
EXHIBIT D	–	[Reserved]
EXHIBIT E	–	[Reserved]
EXHIBIT F	–	Credit and Collection Policy
EXHIBIT G	–	Form of Monthly Report
EXHIBIT H	–	Form of Compliance Certificate
EXHIBIT I	–	Closing Memorandum
EXHIBIT J-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Purchasers That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT J-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Purchasers That Are Partnerships for U.S. Federal Income Tax Purposes)

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III	–	Notice Addresses
SCHEDULE IV	–	Initial Schedule of Sold Receivables
SCHEDULE V	–	Purchaser’s Account

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This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 13, 2019 by and among the following parties:

(i)           NABORS A.R.F., LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);

(ii)          the Persons from time to time party hereto as Purchasers;

(iii)         WELLS FARGO BANK, N.A. (“Wells”), as Administrative Agent; and

(iv)         NABORS INDUSTRIES, INC., a Delaware corporation, in its individual capacity (“Nabors”) and as initial Master Servicer (in such capacity, together with its successors and assigns in such capacity, the “Master Servicer”).

PRELIMINARY STATEMENTS

The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Sale Agreement. The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time, on the terms, and subject to the conditions set forth herein.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Administrative Agent” means Wells, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f).

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.

“Advisors” has the meaning set forth in Section 14.06(c).

“Affected Person” means each Purchaser Party and each of their respective Affiliates.

“Affiliate” of any person means (a) any other person which directly, or indirectly through one or more intermediaries, controls such person or (b) any other person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a)          the Prime Rate;

(b)          0.50% per annum above the latest Federal Funds Rate; and

(c)          1.00% per annum above LMIR.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin” has the meaning set forth in the Fee Letter.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Purchaser, an Eligible Assignee and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all fees, and out of pocket costs, expenses and disbursements of any law firm or other external counsel and all disbursements for out of pocket costs and expenses of internal counsel.

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“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Billed Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has been sent to the Obligor thereof.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers of such person, (c) in the case of any partnership, the board of directors of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Atlanta, Georgia, or New York City, New York and (b) if this definition of “Business Day” is utilized in connection with LMIR, dealings are carried out in the London interbank market.

“Calculation Period” means each calendar month.

“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserve at such time, minus (c) the Unbilled Reserve at such time.

“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Capital Coverage Amount at such time.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

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“Certificate of Formation” means the Certificate of Formation of the Seller filed with the Delaware Secretary of State on July 10, 2019.

“Change in Control” means the occurrence of any of the following:

(a)          Nabors Drilling ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Seller free and clear of all Adverse Claims;

(b)          Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of Nabors, Nabors Drilling, any Originator or Master Servicer;

(c)          any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims; or

(d)          a “Change of Control” under the Credit Agreement as in effect on the Closing Date (without giving effect to any amendment, restatement, supplement or other modification or termination thereof).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means September 13, 2019.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collection Account” means each concentration account, depositary account, lock-box clearing account or similar account (in each case, either in the name of (x) the Seller or (y) an Originator for the benefit of the Seller) in which any Collections are collected or deposited and which is listed on Schedule II hereto

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“Collection Account Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, the Master Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Purchaser, the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I or in the agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Purchaser’s obligation to fund Investments hereunder in accordance with this Agreement.

“Concentration Percentage” means, at any time, with respect any single Obligor and its Affiliates (if any), the applicable concentration percentage shall be determined as follows for such Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

S&P Rating	Moody’s Rating	Concentration Percentage
A-1 or higher	P-1 or higher	15.00%
A-2	P-2	7.50%
A-3	P-3	5.00%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3.00%

;provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the higher of the two and (ii) if any Obligor is a Non-Rated Obligor, the applicable Concentration Percentage shall be the one set forth in the last line of the table above.

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“Contingent Obligations” shall mean, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Debt or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Debt or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or (d) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Contingent Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Contingent Obligation is made.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a Collection Account Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Seller, with respect to the disposition of funds in a Collection Account without further consent of any applicable Nabors Party; provided, however, that any such agreement shall allow a Nabors Party to give instructions with respect to such Collection Account prior to delivery of a Notice of Exclusive Control.

“Credit Agreement” means that certain Credit Agreement, dated as of October 11, 2018, among Nabors, as a borrower, Nabors Drilling Canada Limited, as a borrower, Parent, the guarantors party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, and the other parties thereto.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.

“Cross Payment Default” means the Event of Termination set forth in Section 10.01(i)(i).

“Cut-Off Date” means, on any date of determination, the last day of the Calculation Period then most recently ended.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Pool Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Pool Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

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“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money (excluding from this clause (a) and clause (b) below intraday over advances and overnight overdrafts; provided that, such obligations are not outstanding for more than two (2) Business Days), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (excluding account payables that are not more than 180 days past due), which would appear as liabilities on a balance sheet of such Person, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Contingent Obligations of such Person other than Contingent Obligations of the Subsidiaries or parent of such Person with respect to Debt of such Person, (g) the principal portion of all obligations of such Person under (i) capital lease obligations and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off- balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and after giving effect in any of the foregoing in this clause (g) to any third-party indemnification, (h) all obligations of such Person with respect to Redeemable Preferred Stock, and (i) the maximum amount of all standby letters of credit (other than those entered for purposes of bid and performance bonds) issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed). The Debt of any Person shall include the Debt of any partnership or unincorporated joint venture for which such Person is legally obligated.

“Deemed Collections” has the meaning set forth in Section 4.01(d).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last three (3) months ending on such Cut-Off Date plus one-half of the fourth month preceding such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring four (4) months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable:

(a)          as to which the Obligor thereof has suffered an Insolvency Proceeding;

(b)          which, consistent with the Credit and Collection Policy, should be written off as uncollectible;

(c)          that has been written off the applicable Originator’s or the Seller’s books as uncollectible; or

(d)          as to which any payment, or part thereof, remains unpaid for more than 120 days from the date that the original invoice or bill with respect thereto was sent to the Obligor thereof.

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“Delinquency Ratio” means, as of any Cut-Off Date, a percentage equal to (a) the aggregate Outstanding Balance of all Pool Receivables which became Delinquent Receivables during the Calculation Period that includes such Cut-Off Date, divided by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the date that the original invoice or bill with respect thereto was sent to the Obligor thereof.

“Dilution” has the meaning set forth in Section 4.01(d).

“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the aggregate sales generated by the Originators during the Calculation Period ending one (1) month prior to such Cut-Off Date plus one-half of the aggregate sales generated by the Originators during the Calculation Period ending two (2) months prior to such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-Off Date. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent in its reasonable discretion upon not less than ten (10) Business Days’ notice to the Seller.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilution (other than Excluded Credit Rebill Dilution) during the Calculation Period ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period ending one (1) month prior to such Cut-Off Date.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of: (a) the sum of (i) the Stress Factor, times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest three-month rolling average Dilution Ratio over the 12-month period then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Dollars” and “$” each mean the lawful currency of the United States of America.

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“Dynamic Reserve” means the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve.

“Eligible Assignee” means (i) any Purchaser or any of its Affiliates, (ii) any Person managed by a Purchaser or any of its Affiliates and (iii) any other financial institution; provided, however, that no assignee may be a competitor of any Nabors Party without Nabors’s prior written consent; provided, further, however, that no financial institution shall be deemed to be a competitor of any Nabors Party so long as such financial institution is not an Affiliate of a competitor of any Nabors Party.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)           the Obligor of which (i) is not a Sanctioned Person, (ii) is not an Affiliate of any Nabors Party, (iii) is domiciled in the United States of America or Canada, (iv) is not domiciled in Quebec, Canada, (v) is not a Governmental Authority, (vi) is not a natural person and (vii) is not a material supplier to any Originator or an Affiliate of a material supplier;

(b)          which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable or (iii) owing from an Obligor as to which more than 35% of the aggregate Outstanding Balance of all Billed Receivables owing from such Obligor are either Delinquent Receivables or Defaulted Receivables;

(c)          which is due within 60 days of the original invoice date therefor;

(d)          which (i) is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions and is not evidenced by “chattel paper”, “promissory notes” or other “instruments” as defined in section 9-102 of the UCC of all applicable jurisdictions, (ii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC of any applicable jurisdiction) and (iii) has not arisen from an agreement regulated by consumer credit legislation of any kind;

(e)          which is denominated and payable only in United States dollars to a Lock-Box or Collection Account located in the United States;

(f)           which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g)          which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator;

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(h)          which, together with the Contract related thereto, does not contravene in any material respect any Law, rule or regulation applicable thereto (including, without limitation, Sanctions, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation D and Regulation B of the Federal Reserve Board, and applicable judgments, decrees, injunctions, writs, orders, or line of action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

(i)           which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

(j)           which was generated in the ordinary course of the applicable Originator’s business;

(k)          which arises solely from the arm’s-length sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person that is not an Originator (in whole or in part);

(l)           which is not subject to (A) any right of rescission or set-off, or (B) any currently asserted dispute, counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Lien of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such rescission, set-off, dispute, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor) would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable);

(m)          as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than (i) payment thereon by the applicable Obligor and (ii) with respect to any Unbilled Receivable, the billing or invoicing of such Receivable;

(n)          as to which all right, title and interest to and in which has been validly transferred by the applicable Originator to Seller pursuant to the Sale Agreement, and Seller has good and marketable title thereto free and clear of any Lien (other than Permitted Liens);

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(o)          is required to be paid to a Lock-Box or Collection Account that, if such date of determination is either (i) on or after the Post-Closing Date or (ii) a date on which a Specified Event has occurred and is continuing, in either case, is subject to a Control Agreement;

(p)          for which no Nabors Party has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;

(q)          which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(r)           that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable; and

(s)           as to which the Administrative Agent has not notified the Seller that the Administrative Agent has determined, in its Permitted Discretion based on the findings from any audit or field exam of the Receivables, that such Receivable (or class of Receivables) or Obligor of such Receivable represents an unacceptable risk for funding hereunder either (i) because of credit risk with respect thereto or (i) because the existence thereof or the accuracy of the reporting of the balance thereof is unable to be confirmed.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP and (b) not more than thirty (30) days have expired since the date such Unbilled Receivable arose.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, an entity, whether or not incorporated, which is (i) under common control (within the meaning of Section 4001(a)(14) of ERISA) with any Nabors Party or (ii) is a member of a group which includes any Nabors Party and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code with Nabors or Parent.

“ERISA Event” means (i) any failure to meet the minimum funding standards under Section 303 of ERISA or Section 430 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Nabors Party or any Subsidiary of either or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Termination Event shall occur with respect to a Single Employer Plan which is likely to result in the termination of such Plan in a distress termination under Section 4041(c) of ERISA or by the PBGC under Section 4042 of ERISA; (iii) any Nabors Party or any Subsidiary of either or any ERISA Affiliate shall incur any liability in connection with a withdrawal from, or insolvency (within the meaning of Section 4245 of ERISA) of a Multiemployer Plan or Multiple Employer Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur with respect to any Plan which would be reasonably expected to subject any Nabors Party or any Subsidiary of either or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Nabors Party or any Subsidiary thereof or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

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“ERISA Termination Event” means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of any Nabors Party or any Subsidiary thereof or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Single Employer Plan in a distress termination (within the meaning of Section 4041(c) of ERISA) pursuant to Section 4041(a)(2) of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Single Employer Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (f) the complete or partial withdrawal of any Nabors Party or any Subsidiary thereof or any ERISA Affiliate from a Multiemployer Plan or the termination of a Multiemployer Plan.

“Erroneous Invoice” means, with respect to any Receivable, any invoice that was delivered with respect thereto that included an error with respect to the related Obligor (including its address), the related goods or similar items.

“Event of Termination” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration” means, as of any date, the sum of the following amounts, without duplication:

(a)           the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)           the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the product of (x) 30.0%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

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“Excess Unbilled Receivables” means, as of any date, the amount calculated under clause (b) of the definition of “Excess Concentration”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Credit Rebill Dilution” means, with respect to any Receivable, any of the following: (i) any Dilution with respect thereto solely to the extent both (A) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice and (B) such Erroneous Invoice and the related Rebilled Invoice were issued on the same calendar day, (ii) any Dilution with respect thereto other than the portion of such Dilution with respect thereto equal to the excess, if any, of (x) the principal balance of the related Erroneous Invoice over (y) the principal balance of the related Rebilled Invoice, but solely to the extent that each of the following are satisfied: (A) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice, (B) such Erroneous Invoice and the related Rebilled Invoice were issued both (aa) during the same calendar month (but not on the same calendar day) and (bb) within 30 days of each other and (C) the principal balance of the related Rebilled Invoice is less than the principal balance of the related Erroneous Invoice or (iii) any Dilution with respect thereto solely to the extent that each of the following are satisfied: (A) such Dilution occurred solely as a result of cancelling an Erroneous Invoice and replacing it with a Rebilled Invoice, (B) such Erroneous Invoice and the related Rebilled Invoice were issued both (x) during the same calendar month (but not on the same calendar day) and (y) within 30 days of each other and (C) the principal balance of the related Rebilled Invoice is greater than or equal to the principal balance of the related Erroneous Invoice.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser becomes a Purchaser or funds (or otherwise acquires an interest) an Investment, Capital or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) any U.S. federal withholding Taxes imposed pursuant to FATCA, and (d) Taxes attributable to an Affected Person’s failure to comply with Section 5.03(f) (including the non-provision of applicable documentation specified in Section 5.03(f)(ii)).

“Facility Account” means the Seller’s account no. 4968809798 at Wells Fargo Bank, N.A., ABA #121000248, Account Name: Nabors A.R.F., LLC, or such other account as may be designated by the Seller from time to time in a writing delivered to the Administrative Agent and each Purchaser.

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“Facility Limit” means $250,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit means, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Bank” means a regional bank of the Federal Reserve System, the central banking system of the U.S., created by the Federal Reserve Act of 1913.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full, (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Officer” of any Person means, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

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“Form 8-K” means the periodic report on Form 8-K, required by the SEC, pursuant to the Exchange Act for reporting companies subject thereto.

“Form 10-K” means the annual report on Form 10-K, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Form 10-Q” means the quarterly report on Form 10-Q, required by the SEC, pursuant to the Exchange Act for reporting companies thereunder.

“Future Receivable” means, at any time, any Receivable that satisfies each of the following conditions at such time: (a) the invoice or bill with respect thereto has not yet been sent to the Obligor thereof, (b) such Receivable arose during the Calculation Period most recently ended, (c) such Receivable is scheduled to be invoiced no later than five (5) Business Days following the Cut-Off Date for the Calculation Period in which such Receivable arose and (d) such Receivable is designated in the monthly work papers prepared in support of the Monthly Report in the Originator’s general ledger accounting system; provided, however, that any Receivable that does not become a Billed Receivable within five (5) Business Days following any Cut-Off Date with respect to any Calculation Period shall not be reported as a “Future Receivable” in the Monthly Report delivered with respect to such Calculation Period or any other Monthly Report.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranteed Obligations” has the meaning set forth in Section 3.01.

“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Indemnification Guarantor” means Parent.

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“Indemnification Guarantee” means the Indemnification Guarantee, dated as of the Closing Date, by the Indemnification Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” has the meaning set forth in Section 8.03(c).

“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition or readjustment of debts, appointment of a receiver, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for such Person or the creditors of such Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the Purchasers pursuant to Section 2.02(a).

“IRS” means the Internal Revenue Service.

“Law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.

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“LIBOR Market Index Rate” means, for any day, the greater of (a) 0% per annum, and (b) the one-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Limited Liability Company Agreement” means the Seller’s Limited Liability Company Agreement, dated as of the Closing Date.

“LMIR” means, on any date of determination the LIBOR Market Index Rate.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Control Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Stress Factor, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Majority Purchasers” means one or more Purchasers representing more than 50% of the aggregate Commitments of all Purchasers (or, if the Commitments have been terminated, Purchasers representing 100% of the aggregate outstanding Capital held by all the Purchasers); provided, however, that in no event shall the Majority Purchasers include fewer than two (2) Purchasers at any time when there are two (2) or more Purchasers.

“Master Servicer” has the meaning set forth in the preamble to this Agreement.

“Master Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Master Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Seller, the Master Servicer, the Indemnification Guarantor and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

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(a)          the assets, operations, business or financial condition of the Seller, the Master Servicer, the Indemnification Guarantor or any Originator;

(b)          the ability of the Seller, the Master Servicer, the Indemnification Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)          the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d)          the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or

(e)          the rights and remedies of any Purchaser Party under the Transaction Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.

“Monthly Report” means a report, in substantially the form of Exhibit G.

“Monthly Settlement Date” means (i) initially, September 23, 2019 and (ii) thereafter, the 17th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, to which any Nabors Party or any Subsidiary thereof or any ERISA Affiliate are contributing sponsors.

“Nabors” has the meaning set forth in the preamble to this Agreement.

“Nabors Drilling” means Nabors Drilling Technologies USA, Inc., a Delaware corporation.

“Nabors Party” means the Seller, the Master Servicer, each Sub-Servicer, each Originator, Nabors, Parent and the Indemnification Guarantor.

“Net Pool Balance” means, at any time, (a) the aggregate Outstanding Balance of all Eligible Receivables at such time in the Receivables Pool, minus (b) the Excess Concentration at such time.

“Non-Rated Obligor” means any Obligor rated below A-3 or P-3 by S&P or Moody’s, respectively, or which is not rated by either S&P or Moody’s.

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“Notice of Exclusive Control” means, with respect to a Control Agreement, a notice given by the Administrative Agent to the related Collection Account Bank in substantially the form prescribed by or attached to such Control Agreement pursuant to which the Administrative Agent exercises its exclusive right to direct the disposition of funds on deposit in the applicable Collection Account(s) in accordance with such Control Agreement.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Originator” and “Originators” have the meaning set forth in the Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Capital or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, recording or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Parent” means Nabors Industries Ltd., a Bermuda exempted company.

“Parent Group” has the meaning set forth in Section 8.03(c).

“Participant” has the meaning set forth in Section 14.03(d).

“Participant Register” has the meaning set forth in Section 14.03(e).

“PATRIOT Act” has the meaning set forth in Section 14.15.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

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“Percentage” means, at any time of determination, with respect to any Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of such Purchasers at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.

“Permitted Discretion” means a determination made by Administrative Agent in good faith and in the exercise of reasonable (from the perspective of an institutional investor in accounts) business judgment exercised in accordance with the Administrative Agent’s generally applicable policies for the purchase or financing of accounts.

“Permitted Lien” means, with respect to any Person or its assets, (a) any inchoate Liens for current taxes, assessments, levies, fees and other government and similar charges not yet past due, (b) any Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents, (c) mechanics’, workers’, materialmen’s, landlord’s or other like liens arising in the ordinary course of an Originator’s business with respect to obligations which are not yet past due, (d) any Adverse Claim of any Originator with respect to any Collection Account or the related Lock-Box, so long as such Adverse Claim does not extend to any Collections on deposit therein and (e) any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Collection Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to a Control Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is either (i) maintained or sponsored by Nabors, Parent or any Subsidiary of either or any ERISA Affiliate or (ii) to which any Nabors Party or any Subsidiary thereof or any ERISA Affiliate is then making or accruing an obligation to make contributions or with respect to which any Nabors Party or any ERISA Affiliate has any liability, contingent or otherwise.

“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Post-Closing Date” means the date occurring 30 days following the Closing Date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Purchase and Sale Termination Event” has the meaning set forth in the Sale Agreement.

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“Purchaser Party” means each Purchaser and the Administrative Agent.

“Purchaser’s Account” means, with respect to any Purchaser, the applicable account set forth on Schedule V hereto or such other account from time to time designated in writing by such Purchaser to the Seller and the Administrative Agent for purposes of receiving payments to or for the account of such Purchaser hereunder.

“Purchasers” means Wells and each other Person that is or becomes a party to this Agreement in the capacity of a “Purchaser”.

“Rebilled Invoice” means, with respect to any Receivable, any invoice that was issued in replacement of a prior Erroneous Invoice.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Sale Agreement prior to the Termination Date.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person which is at any time prior to the “Maturity Date” (or other similar or replacement term) under and as defined in the Credit Agreement (or any replacement thereof) either (a) mandatorily redeemable (by sinking fund or similar payment or otherwise) or (b) redeemable at the option of the holder thereof.

“Register” has the meaning set forth in Section 14.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)          all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto;

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(b)          all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;

(c)          all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d)          all service contracts and other contracts and agreements associated with such Receivable;

(e)          all Records related to such Receivable;

(f)           all of the applicable Originator’s and the Seller’s right, title and interest in each Lock-Box and each Collection Account;

(g)          all of Seller’s rights and remedies under the Indemnification Guarantee and the Sale Agreement; and

(h)          all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 4.01(a).

“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $19,000,000.

“Required Reserve” means, on any day during a month, the product of (a) the greater of (i) the Reserve Floor and (ii) the Dynamic Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such month.

“Reserve Floor” means, for any Calculation Period, the greater of (a) the sum (expressed as a percentage) of (i) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, plus (ii) the Yield Reserve, plus (iii) the Servicing Reserve, in each case, as of the immediately preceding Cut-Off Date and (b) 15.00%.

“Restricted Payments” has the meaning set forth in Section 8.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.

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“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” means the Receivables Sale Agreement, dated as of the Closing Date, among the Master Servicer, the Originators and the Seller.

“Sale Date” means each of the following: (a) the Closing Date, (b) the last day of each calendar month of the Seller to the extent that an Investment occurred during such calendar month, (c) the last day of each fiscal quarter of the Seller and (d) each other day (if any) designated as a “Sale Date” by the Seller in its discretion by prior written notice thereof to the Administrative Agent and each Purchaser; provided, however, that no Sale Date shall occur on or after the Termination Date.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any comprehensive or country-wide Sanctions (which, as of the Closing Date, includes Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) any Nabors Party or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Investments will be used, or (c) from which repayment of the Seller Obligations will be derived.

“Scheduled Termination Date” means August 13, 2021.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

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“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.

“Seller” has the meaning specified in the preamble to this Agreement.

“Seller Collateral” has the meaning set forth in Section 3.09(a).

“Seller Guaranty” has the meaning set forth in Section 3.01.

“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).

“Seller Obligation Final Due Date” means the date that is the earlier of (i) the Scheduled Termination Date and (ii) the date deemed to have occurred as a result of the occurrence of Section 10.01(e).

“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).

“Seller’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Yield at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Seller Obligations at such time.

“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

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“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1.0%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Purchasers) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA and adopted solely by any Nabors Party or any Subsidiary thereof or any ERISA Affiliate or by a group consisting of any Nabors Party or one or more ERISA Affiliates.

“Sold Assets” has the meaning set forth in Section 2.01(b).

“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on each Monthly Report delivered hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 4.01(a).

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities as they become due, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital in light of the contemplated business operations of such Person and after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Specified Event” has the meaning set forth in the Fee Letter.

“Stress Factor” means 2.25.

“Subordinated Note” has the meaning set forth in the Sale Agreement.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

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“Sub-Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, between the Master Servicer and Nabors Corporate Services, Inc.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tax” and “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01, and (c) the date selected by the Seller upon not less than five Business Days’ prior written notice to the Administrative Agent and each Purchaser.

“Transaction Documents” means this Agreement, the Sale Agreement, the Control Agreements, the Fee Letter, the Sub-Servicing Agreement, each Subordinated Note, the Indemnification Guarantee and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof; provided, however, that a Future Receivable shall not constitute an Unbilled Receivable.

“Unbilled Reserve” means, for any Calculation Period, the product of: (a) 5.0%, times (b) an amount equal to (i) the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, minus (ii) the Excess Unbilled Receivables.

“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.

“U.S.” means the United States of America.

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“U.S. Person” means a United States person (within the meaning of Section 7701(a)(30) of the Code).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Wells” has the meaning set forth in the preamble to this Agreement.

“Withholding Agent” means the Seller, Master Servicer, Indemnification Guarantor and Administrative Agent.

“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).

“Yield and Fee Payment Date” means the 17th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof), (a) before the Termination Date: (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the last day of the applicable Calculation Period and (ii) thereafter, each Calculation Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Purchasers) or, in the absence of any such selection, each Calculation Period.

“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof), the sum of LMIR plus the Applicable Margin; provided, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination has occurred and is continuing shall be a rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the applicable “Yield Rate” for such Purchaser’s Capital as set forth above and (ii) the sum of the Alternative Base Rate in effect on such day plus the Applicable Margin; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable Law; provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) the Stress Factor, times (ii) the Alternative Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

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SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” means articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any applicable Law refer to that applicable Law as amended from time to time and include any successor applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

ARTICLE II

TERMS OF THE PURCHASES AND INVESTMENTS

SECTION 2.01. Purchase Facility.

(a)           Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Purchasers shall, ratably in accordance with their respective Commitments, severally and not jointly, make payments of Capital to the Seller from time to time during the period from the Closing Date to (but excluding) the Termination Date. Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser be obligated to make any Investment if, after giving effect thereto:

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(i)           the Aggregate Capital would exceed the Facility Limit at such time;

(ii)          the aggregate outstanding Capital of such Purchaser would exceed its Commitment; or

(iii)         the Aggregate Capital would exceed the Capital Coverage Amount at such time.

(b)          Sale of Receivables and Other Sold Assets. In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on each Sale Date, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to such Sold Receivables, (iii) all Collections with respect to such Sold Receivables and (iv) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.

(c)          Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that the transfer and conveyance of the Seller’s right, title and interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) on each Sale Date pursuant to this Agreement shall constitute a purchase and sale and not a pledge for security, and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 5.05 or any rights, interests, liabilities or obligations of any party thereunder.

(d)         Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sales, assignments, transfers and conveyances set forth in Section 2.01(b) do not constitute, and are not intended to result in, the creation or an assumption by the Administrative Agent or any Purchaser of any obligation or liability of the Seller, any Originator, the Master Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, the Originators, the Master Servicer and such other Persons, as applicable.

(e)          Selection, Designation and Reporting of Sold Receivables. The Seller (or the Master Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall ensure that each Sold Receivable is both (x) an Eligible Receivable and (y) a Billed Receivable, on the date when first included as a Sold Receivable, (ii) the Seller shall select Sold Receivables from the Pool Receivables on an invoice-by-invoice basis, and the Seller shall transfer pursuant to Section 2.01(b) 100% of its interest in any invoice that reflects Sold Receivables, such that all Receivables reflected or evidenced by such an invoice shall be included as Sold Receivables, and (iii) the Seller shall not permit the aggregate Outstanding Balance of Sold Receivables to exceed the Aggregate Capital at any time. The Seller shall maintain (or cause the Master Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The Seller and Master Servicer shall cause all Sold Receivables to be identified (i) on each Monthly Report delivered hereunder for which the related Cut-Off Date is the last day of a fiscal quarter of the Seller and (ii) on each other Monthly Report delivered hereunder to the extent that an Investment occurred during the related Calculation Period.

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(f)           No Right to Repurchase. The Seller hereby acknowledges and agrees that under no circumstance shall the Seller have any right to repurchase all or any portion of the Sold Assets from the Administrative Agent or any Purchaser.

SECTION 2.02. Making Investments; Return of Capital. (a) Each Investment hereunder shall be made on written request from the Seller to the Administrative Agent and each Purchaser delivered on a Business Day in the form of an Investment Request attached hereto as Exhibit A. Each such request for an Investment shall be made no later than 12:00 p.m. (New York City time) on the proposed date of such Investment (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of Capital requested (which amount shall not (x) be less than $500,000 and (y) cause the aggregate Outstanding Balance of all Sold Receivables (after giving effect to the addition of Pool Receivables to the Sold Receivables in connection with such Investment) to exceed the Aggregate Capital), (ii) the allocation of such amount among the Purchasers (which shall be ratable based on the Commitments) and (iii) the date such requested Investment is to be made (which shall be a Business Day). Unless the information in each Investment Request is also entered by the Seller on-line in the Administrative Agent’s electronic “C.E.O.” portal, the requested Investment shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Investment shall not be funded until) satisfactory completion of the Administrative Agent’s authentication process.

(b)          On the date of each Investment specified in the applicable Investment Request, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Seller in same day funds an aggregate amount equal to the amount of Capital requested, at the Facility Account.

(c)           Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to the Seller any funds in connection with any Investment shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date such Investments are requested (it being understood, that no Purchaser shall be responsible for the failure of any other Purchaser to make funds available to the Seller in connection with any Investment hereunder).

(d)          The Seller shall return in full the outstanding Capital of each Purchaser on the Seller Obligation Final Due Date. Prior thereto, the Seller shall, on each Settlement Date, reduce the outstanding Capital of the Purchasers to the extent required under Section 4.01 and otherwise in accordance with such Section 4.01 (subject to the priorities for payment set forth therein) by paying the amount of such reduction to the Purchasers in accordance with Section 4.02. Additionally, if on any Business Day the Seller or the Master Servicer determines or is advised that a Capital Coverage Deficit exists, the Seller shall within one Business Day reduce the outstanding Capital of the Purchasers to the extent required to eliminate such Capital Coverage Deficit. Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to reduce, in whole or in part by payment in accordance with Section 4.02, the outstanding Capital of the Purchasers on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Purchaser in the form of a Reduction Notice attached hereto as Exhibit E; provided, however, that (i) each such reduction shall be in a minimum aggregate amount of $500,000; provided, however that notwithstanding the foregoing, a reduction may be in an amount necessary to reduce any Capital Coverage Deficit existing at such time to zero and (ii) any accrued Yield and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the immediately following Yield and Fee Payment Date.

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(e)          The Seller may, at any time upon at least five (5) Business Days’ prior written notice to the Administrative Agent and each Purchaser, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $100,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Purchaser shall be ratably reduced.

(f)            In connection with any reduction of the Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of each Purchaser in excess of its Commitment as so reduced and (B) all other outstanding Seller Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion). Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, by paying such amounts to the Purchasers.

SECTION 2.03. Yield and Fees.

(a)           On each Yield and Fee Payment Date, the Seller shall pay to each Purchaser and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the Purchasers and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b)           Each Purchaser’s Capital shall accrue Yield on each day when such Capital remains outstanding at the then applicable Yield Rate for such Capital (or each applicable portion thereof). The Seller shall pay all Yield and Fees accrued during each Yield Period on each Yield and Fee Payment Date.

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(c)           For the avoidance of doubt, the Seller’s obligation to pay all Fees and Yield hereunder when due shall not be contingent up the receipt or availability of Collections and to the extent any such amount is not otherwise paid on the related Yield and Fee Payment Date, such amount shall be paid on the following Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

SECTION 2.04. Records of Investments and Capital. Each Purchaser shall record in its records, the date and amount of each Investment made by the Purchasers hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be presumed correct absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.

ARTICLE III

seller guaranty

SECTION 3.01. Guaranty of Payment. The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”). The Seller Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of the Seller hereunder in respect to the Seller Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then such obligations of the Seller shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).

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SECTION 3.02. Unconditional Guaranty. The obligations of the Seller under the Seller Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Seller agrees that the Seller Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and the Seller hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, the Master Servicer or the Indemnification Guarantor or any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right. The Seller further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of the Seller Guaranty. The Seller further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Seller’s obligations under the Seller Guaranty; it being the purpose and intent of the Seller that its obligations under the Seller Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the Seller Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Master Servicer or the Indemnification Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Master Servicer or the Indemnification Guarantor. The Seller hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser on the Seller Guaranty or acceptance of the Seller Guaranty. All dealings between any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the Seller Guaranty. The Seller hereby represents and warrants that it is, and immediately after giving effect to the Seller Guaranty and the obligation evidenced hereby, will be, solvent. The Seller Guaranty and the obligations of the Seller under the Seller Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Termination) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Debt other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Seller Collateral, (F) any defenses, set-offs or counterclaims which the Seller, any Originator, the Master Servicer, the Indemnification Guarantor or any Obligor may allege or assert against the Administrative Agent or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Seller as an obligor in respect of the Sold Assets or the Guaranteed Obligations.

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SECTION 3.03. Modifications. The Seller agrees that: (a) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (b) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (c) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Originator, the Seller, the Master Servicer or the Indemnification Guarantor and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (e) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (f) any deposit balance for the credit of any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or the Seller or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Seller, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

SECTION 3.04. Waiver of Rights. The Seller expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of the Seller Guaranty by the Purchasers and the Administrative Agent; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the Seller might otherwise be entitled; (f) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by the Seller, to (A) proceed against any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (h) any defense based upon any applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the Seller’s liability under the Seller Guaranty or the enforcement of the Seller Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (k) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the Seller Guaranty.

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SECTION 3.05. Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the Seller under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Seller agrees that it will indemnify Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.06. Remedies. The Seller agrees that, as between the Seller, on the one hand, and Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Seller.

SECTION 3.07. Subrogation. The Seller hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. The Seller further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, the Master Servicer, the Indemnification Guarantor or any other Person in respect of the Guaranteed Obligations.

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SECTION 3.08. Inducement. The Purchasers have been induced to make the Investments under this Agreement in part based upon the Seller Guaranty that the Seller desires that the Seller Guaranty be honored and enforced as separate obligations of the Seller, should Administrative Agent and the Purchasers desire to do so.

SECTION 3.09. Security Interest.

(a)           To secure the prompt payment and performance of the Guaranteed Obligations, the Seller Guaranty and all other Seller Obligations, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the Seller, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Seller Collateral”): (i) all Unsold Receivables, (ii) all Related Security with respect to such Unsold Receivables, (iii) all Collections with respect to such Unsold Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement; (vi) all other personal and fixture property or assets of the Seller of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(b)           Immediately upon the occurrence of the Final Payout Date, the Seller Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Purchaser Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.

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(c)           For the avoidance of doubt, the grant of security interest pursuant to this Section 3.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 5.05..

SECTION 3.10. Further Assurances. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article III.

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01. Settlement Procedures.

(a)           The Master Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Master Servicer or the Seller or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, (A) the Master Servicer may release to the Seller from such Collections received on Unsold Receivables the amount (if any) necessary to pay (x) the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of the Sale Agreement or (y) amounts owing by the Seller to any Originator under any Subordinated Notes and (B) the Master Servicer may release to the Seller all or a portion of such Collections received on Sold Receivables in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Release”). On each Settlement Date, the Master Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

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(i)           first, to the Master Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Yield Period (plus, if applicable, the amount of Servicing Fees payable for any prior Yield Period to the extent such amount has not been distributed to the Master Servicer);

(ii)          second, to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), all accrued and unpaid Yield and Fees due to such Purchaser and other Purchaser Party for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Yield and Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser or Purchaser Party;

(iii)         third, as set forth in clause (x), (y) or (z) below, as applicable:

(x)       prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Deficit exists on such date, to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Deficit to zero ($0);

(y)       on and after the occurrence of the Termination Date, to each Purchaser (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return in full of the aggregate outstanding Capital of such Purchaser at such time; or

(z)       prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the return of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);

(iv)         fourth, to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties; and

(v)          fifth, the balance, if any, to be paid to the Seller for its own account.

Amounts payable pursuant to clauses first through fourth above shall be paid first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables and other Seller Collateral. The Seller’s right to receive payments (if any) from time to time pursuant to clause fifth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Seller Collateral.

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(b)          All payments or distributions to be made by the Master Servicer, the Seller and any other Person to the Purchasers (or their respective related Affected Persons and the Seller Indemnified Parties), shall be paid or distributed to the related Purchaser at its Purchaser’s Account. Each Purchaser, upon its receipt in the applicable Purchaser’s Account of any such payments or distributions, shall distribute such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties ratably; provided that if such Purchaser shall have received insufficient funds to pay all of the above amounts in full on any such date, such Purchaser shall pay such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof.

(c)          If and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrative Agent, such Purchaser Party, such Affected Person or such Seller Indemnified Party, as the case may be, shall have a claim against the Seller for such amount.

(d)          For the purposes of this Section 4.01:

(i)            if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Master Servicer or any Affiliate of the Master Servicer, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Master Servicer or any Affiliate of the Master Servicer, and an Obligor (any such reduction or adjustment, a “Dilution”), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, to the extent that either (x) the effect of such Dilution is to cause a Capital Coverage Deficit or (y) such Dilution occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by, any Nabors Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such Dilution occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such Dilution and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such Dilution occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such Dilution;

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(ii)           if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and, to the extent that either (x) the effect of such breach is to cause a Capital Coverage Deficit or (y) such breach occurs on or after the Termination Date or when an Event of Termination exists, shall within two (2) Business Days after written notice to, or knowledge thereof by, any Nabors Party pay to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and at a time when no Event of Termination exists, the lesser of (A) the sum of all deemed Collections with respect to such breach and (B) the amount necessary to eliminate any Capital Coverage Deficit and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Termination exists, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)          except as provided in clauses (i) or (ii) above or otherwise required by applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)          if and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02. Payments and Computations, Etc. (a) All amounts to be paid by the Seller or the Master Servicer to the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Purchaser’s Account.

(b)          Each of the Seller and the Master Servicer shall, to the extent permitted by applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Alternative Base Rate, payable on demand.

(c)          All computations of interest under subsection (b) above and all computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Alternative Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

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ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST

SECTION 5.01. Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

  (i)                 impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

  (ii)                subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5.03, (B) Taxes described in clause (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

  (iii)               impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Transaction Document, any Capital or any participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Purchaser hereunder with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or (C) maintaining its obligation to make any Investment or to fund or maintain any Capital (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)             Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document, (C) the Investments made by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person, the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

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(c)               Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document), and may commence allocating charges to or seeking compensation from the Seller under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.

(d)               Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.

(e)               Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

SECTION 5.02. [Reserved].

SECTION 5.03. Taxes.

(a)              Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to a Purchaser Party, Affected Person or Seller Indemnified Party, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Purchaser Party, Affected Person or Seller Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)               Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(c)               Indemnification by the Seller. The Seller shall indemnify each Affected Person, within ten (10) days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) Taxes that arise because an Investment or any Capital is not treated for U.S. federal, state, local or franchise tax consistently with the Intended Tax Treatment (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon notice by the Administrative Agent or any Affected Person, the Seller shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority (or to the Administrative Agent or such Affected Person if such Taxes have already been paid to the relevant taxing authority or Governmental Authority); provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Seller. A certificate as to the amount of such payment or liability delivered to the Seller by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.

(d)               Indemnification by the Purchasers. Each Purchaser shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons (but only to the extent that the Seller and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Seller, the Master Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser or any of their respective Affiliates that are Affected Persons to comply with Section 14.03 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser or any of its respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser or any of its respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Purchaser or any of its respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

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(e)               Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority pursuant to this Section 5.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.

(ii)             Without limiting the generality of the foregoing:

(A)             an Affected Person that is a U.S. Person shall deliver to the Seller and the Administrative Agent on or prior to the date on which any payments are made under any Transaction Document and from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals or copies of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding Tax;

(B)              any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the Affected Person) on or prior to the date on which any payments are made under any Transaction Document and from time to time upon the reasonable request of the Seller or the Administrative Agent, whichever of the following is applicable:

(1)               in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)               executed originals or copies of Internal Revenue Service Form W-8ECI;

(3)               in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or

(4)               to the extent such Affected Person is not the beneficial owner, executed originals or copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner substantially in the form of Exhibit J-4; and

(C)              any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals or copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made.

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(g)               Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Seller and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)               Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller Obligations and the Master Servicer’s obligations hereunder.

(i)               Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

(j)               Status of Administrative Agent. On or before the date that Wells (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Seller a duly executed copy of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Seller to be treated as a U.S. Person (with respect to amounts received on account of any Purchaser) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

(k)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (k) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (k), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (k) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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SECTION 5.04. Inability to Determine LMIR; Change in Legality.

(a)               If on any day, (i) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LMIR for such day or (ii) the Administrative Agent determines or is advised in writing by the Majority Purchasers that LMIR for such day will not adequately and fairly reflect the cost to such Purchasers of making an Investment or maintaining their Portion of Capital for such day, then the Administrative Agent shall give written notice thereof to the Seller and the Purchasers as promptly as practicable thereafter and, until the Administrative Agent notifies the Seller and the Purchasers that the circumstances giving rise to such notice no longer exist, (x) any Investment requested to be made on such day shall be funded at the sum of the Alternative Base Rate plus the Applicable Margin and (y) with respect to any outstanding Portion of Capital then funded at the sum of LMIR plus the Applicable Margin, such Portion of Capital’s Yield Rate shall be converted immediately to the sum of the Alternative Base Rate plus the Applicable Margin.

(b)               If on any day the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance with any Change in Law, shall make it unlawful or impossible for the Purchasers to fund or maintain any Portion of Capital at or by reference to LMIR, then the Administrative Agent shall give written notice thereof to the Seller and the Purchasers as promptly as practicable thereafter and, until the applicable Purchaser notifies the Seller and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to LMIR and (ii) the Yield Rate for any outstanding Portions of Capital then funded at or by reference to LMIR shall be converted immediately to the sum of the Alternative Base Rate plus the Applicable Margin.

SECTION 5.05. Back-Up Security Interest.

(a)               If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Sections 2.01(d) and 14.14), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.

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(b)               The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c)               For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.05 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 3.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.05, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.05 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).

SECTION 5.06. Successor LMIR

(a)               If at any time the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that (i) the circumstances set forth in Section 5.04(a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 5.04(a)(i) above have not arisen but either (w) the supervisor for the administrator of LMIR has made a public statement that the administrator of LMIR is insolvent (and there is no successor administrator that will continue publication of LMIR), (x) the administrator of LMIR has made a public statement identifying a specific date after which LMIR will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of LMIR), (y) the supervisor for the administrator of LMIR has made a public statement identifying a specific date after which LMIR will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LMIR may no longer be used for determining interest rates for loans, then the Administrative Agent and the Seller shall endeavor to establish an alternate rate of interest to LMIR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided, that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 14.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Purchasers, a written notice from the Majority Purchasers or the Seller stating that such Majority Purchasers or the Seller object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 5.06 (but, in the case of the circumstances described in clause (ii) of this Section 5.06, only to the extent LMIR is not available or published at such time on a current basis), all Portions of Capital for which Yield would otherwise be determined with reference to LMIR shall accrue Yield at a Yield Rate equal to the sum of the Alternative Base Rate plus the Applicable Margin.

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ARTICLE VI

CONDITIONS to Effectiveness and INVESTMENTS

SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Investment. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02. Conditions Precedent to All Investments. Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)              the Seller shall have delivered to the Administrative Agent and each Purchaser an Investment Request for such Investment, in accordance with Section 2.02(a);

(b)              the Master Servicer shall have delivered to the Administrative Agent and each Purchaser all Monthly Reports required to be delivered hereunder;

(c)               the conditions precedent to such Investment specified in Section 2.01(a)(i) through (iii), shall be satisfied;

(d)              on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)                 the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

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(ii)             no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;

(iii)            no Capital Coverage Deficit exists or would exist after giving effect to such Investment; and

(iv)             the Termination Date has not occurred.

SECTION 6.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)               after giving effect to such Release, the Master Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield and Fees, in each case, through the date of such Release, (y) the amount of any Capital Coverage Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Release;

(b)               the Seller shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Seller in accordance with the terms of the Sale Agreement and amounts owing by the Seller to the Originators under the Subordinated Notes; and

(c)               on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Seller and the Master Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)               the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)             no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Release;

(iii)            no Capital Coverage Deficit exists or would exist after giving effect to such Release; and

(iv)            the Termination Date has not occurred.

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ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01. Representations and Warranties of the Seller. The Seller represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)               Organization and Good Standing. The Seller is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)               Due Qualification. The Seller is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)               Power and Authority; Due Authorization. The Seller (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Sold Assets and Seller Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)               Binding Obligations. This Agreement and each of the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)               No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Seller is a party, and the fulfillment of the terms hereof and thereof, will not (i) violate, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Seller is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) violate any applicable Law, which, in any of the foregoing cases, could reasonably be expected to have a Material Adverse Effect.

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(f)                Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Sold Assets or Seller Collateral by the Seller to the Administrative Agent, the ownership or acquisition by the Seller of any Pool Receivables, any other Sold Assets or any Seller Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)              Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Seller in connection with the grant of a security interest in the Sold Assets or Seller Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h)              Compliance with Law. The Seller has complied with all applicable Laws to which it may be subject the violation of which could have a Material Adverse Effect.

(i)                Margin Regulations. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Investments will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j)                Solvency. The Seller is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be, Solvent.

(k)              Offices; Legal Name. The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Seller is set forth on Schedule III hereto. The legal name of the Seller is Nabors A.R.F., LLC.

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(l)               Investment Company Act; Volcker Rule. The Seller (i) is not an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(m)              No Material Adverse Effect. Since the date of formation of the Seller, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

(n)               Ownership of Seller. Nabors Drilling directly owns one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Seller, free and clear of any Adverse Claim. The Seller’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests of the Seller.

(o)               Payments to Applicable Originators. With respect to each Pool Receivable, the Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.

(p)               Accuracy of Information. All Monthly Reports, Investment Requests, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by or on behalf of the Seller pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to any projected or pro forma financial information, the Seller covenants only that such projected or pro forma financial information will be prepared in good faith based upon assumptions that are believed to be reasonable at the time such information is prepared, and it is understood that such projected or pro forma financial information may vary from the actual results and that such variances may be material.

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(q)               Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)                None of (i) the Seller, any Subsidiary or, to the knowledge of the Seller or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) any agent or representative of the Seller or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover.

(ii)             Each of the Seller and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Seller and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)            Each of the Seller and its Subsidiaries, and to the knowledge of the Seller, director, officer, employee, agent and Affiliate of the Seller and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)             No proceeds of any Investment have been used, directly or indirectly, by the Seller, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(w).

(r)                Enforceability of Contracts. Each Contract with respect to each Pool Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(s)                Perfection Representations.

(i)                 This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Seller’s right, title and interest in, to and under substantially all of the Sold Assets and Seller Collateral which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from the Seller and (B) will be free of all Adverse Claims in such Sold Assets and Seller Collateral.

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(ii)              [Reserved].

(iii)            Prior to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Seller owns and has good and marketable title to such Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person. After giving effect to the sale of, or grant of security interest in, the Sold Assets and Seller Collateral hereunder, the Administrative Agent owns or has a first priority perfected security interest in the Sold Assets and Seller Collateral free and clear of any Adverse Claim of any Person.

(iv)             All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and (solely to the extent perfection may be achieved by filing a financing statement under the UCC) Related Security from each Originator to the Seller pursuant to the Sale Agreement and the Seller’s sale of, and grant of a security interest in, the Sold Assets and Seller Collateral (solely to the extent perfection may be achieved by filing a financing statement under the UCC) to the Administrative Agent pursuant to this Agreement.

(v)               Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets or Seller Collateral except as permitted by this Agreement and the other Transaction Documents. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Sold Assets or Seller Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Seller is not aware of any judgment lien, ERISA lien or tax lien filings against the Seller.

(vi)             Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.01(s) shall be continuing and remain in full force and effect until the Final Payout Date.

(t)                 The Lock-Boxes and Collection Accounts.

(i)                Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)              Ownership. Each Lock-Box and Collection Account is either in the name of (x) the Seller or (y) an Originator for the benefit of the Seller, and the Seller or the applicable Originator owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

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(iii)            Control Agreements. So long as either (x) the Post-Closing Date has occurred or (y) a Specified Event has occurred and is continuing, each Lock-Box and Collection Account is subject to a Control Agreement and the Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account, in each case, unless no Receivable for which the related Obligor has been instructed to remit payments thereof to such Collection Account or Lock-Box is being reported as an Eligible Receivable under or in connection with this Agreement or any other Transaction Document. No Nabors Party has granted any Person (other than the Administrative Agent, the Seller, the Originators, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account, the Seller or the Master Servicer can promptly trace and identify which funds constitute Collections.

(u)               Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(v)               Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(w)             ERISA Compliance. Except as would not result or reasonably be expected to result in a Material Adverse Effect:

(i)                During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Termination Event has occurred, and, to the best knowledge of any Nabors Party, no event or condition has occurred or exists as a result of which any ERISA Termination Event would be reasonably expected to occur; (ii) there has been no failure to meet the minimum funding standards under Section 430 of the Code or Section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to any Plan; (iii) each Plan (excluding any Multiemployer Plan) has been maintained, operated, and funded in material compliance with its terms and the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(ii)             The aggregate actuarial present value of all accumulated plan benefits of all Single Employer Plans (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards ASC No. 960) did not, as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent Form 10-K, exceed the aggregate fair market value of the assets of all such Single Employer Plans, except as disclosed in Parent’s financial statements.

(iii)            None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has incurred, or, to the best knowledge of any Nabors Party, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

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(iv)             No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(v)               The aggregate actuarial present value of all accumulated post-retirement benefit obligations of the Nabors Parties, their Subsidiaries and the ERISA Affiliates under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent form 10-K, are reflected on such financial statements in accordance with Accounting Standards Codification 715.

(x)               Taxes. The Seller has (i) timely filed all material income and other tax returns (federal, state and local) required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all material income and other taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(y)               Tax Status. The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States.

(z)               Subordinated Notes. Each of the Subordinated Notes are owned directly by an Originator, free and clear of any Adverse Claim.

(aa)            Opinions. The facts regarding the Nabors Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(bb)           Beneficial Ownership Certification. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

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(cc)            Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

SECTION 7.02. Representations and Warranties of the Master Servicer. The Master Servicer represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and Release:

(a)               Organization and Good Standing. The Master Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)               Due Qualification. The Master Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)               Power and Authority; Due Authorization. The Master Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Master Servicer by all necessary action.

(d)               Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Master Servicer, enforceable against the Master Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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(e)               No Breach or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Master Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Master Servicer will not (i) violate, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Master Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Master Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets or Seller Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) violate any applicable Law, except to the extent that any such breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f)                Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Master Servicer’s knowledge threatened, against the Master Servicer before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (iv) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)               Compliance with Laws. The Master Servicer has both (i) complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect and (ii) complied in all material respects with all applicable Laws in connection with servicing the Pool Receivables.

(h)               No Consents. The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(i)                 Accuracy of Information. All Monthly Reports, Investment Requests, schedules, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by the Master Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to any projected or pro forma financial information, the Seller covenants only that such projected or pro forma financial information will be prepared in good faith based upon assumptions that are believed to be reasonable at the time such information is prepared, and it is understood that such projected or pro forma financial information may vary from the actual results and that such variances may be material.

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(j)                Location of Records. The offices where the initial Master Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the Master Servicer’s address specified on Schedule III.

(k)              Credit and Collection Policy. The Master Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l)               Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Pool Balance as of any date is an Eligible Receivable as of such date.

(m)             ERISA Compliance. Except as would not result or reasonably be expected to result in a Material Adverse Effect:

(i)                During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Termination Event has occurred, and, to the best knowledge of any Nabors Party, no event or condition has occurred or exists as a result of which any ERISA Termination Event would be reasonably expected to occur; (ii) there has been no failure to meet the minimum funding standards under Section 430 of the Code or Section 303 of ERISA (determined without regard to any waiver of funding provisions therein) with respect to any Plan; (iii) each Plan (excluding any Multiemployer Plan) has been maintained, operated, and funded in material compliance with its terms and the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(ii)             The aggregate actuarial present value of all accumulated plan benefits of all Single Employer Plans (determined utilizing the assumptions used for purposes of Statement of Financial Accounting Standards ASC No. 960) did not, as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent Form 10-K, exceed the aggregate fair market value of the assets of all such Single Employer Plans, except as disclosed in Parent’s financial statements.

(iii)            None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has incurred, or, to the best knowledge of any Nabors Party, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of any Nabors Party, any Subsidiary thereof or any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

(iv)             No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Nabors Party, any Subsidiary thereof, or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

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(v)             The aggregate actuarial present value of all accumulated post-retirement benefit obligations of the Nabors Parties, their Subsidiaries and the ERISA Affiliates under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), as of the most recent valuation dates reflected in Parent’s annual financial statements contained in Parent’s most recent form 10-K, are reflected on such financial statements in accordance with Accounting Standards Codification 715.

(n)               Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Master Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than (i) those which have been obtained and are in full force and effect and (ii) those for which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

(o)               Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Master Servicer to service and collect the Pool Receivables and the Related Security.

(p)               Other Transaction Documents. Each representation and warranty made by the Master Servicer under each other Transaction Document to which it is a party (including, without limitation, the Sale Agreement) is true and correct in all material respects as of the date when made.

(q)               No Material Adverse Effect. Since December 31, 2018, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

(r)                Investment Company Act. The Master Servicer is not an “investment company” within the meaning of the Investment Company Act.

(s)                Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)            None of (i) the Master Servicer, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Master Servicer or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Master Servicer or any Subsidiary that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover.

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(ii)           Each of the Master Servicer and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Master Servicer and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)          Each of the Master Servicer and its Subsidiaries, each director, officer, and to the knowledge of Master Servicer, employee, agent and Affiliate of Master Servicer and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all respects and applicable Sanctions.

(iv)          No proceeds of any Investment have been used, directly or indirectly, by the Master Servicer, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.01(w).

(t)                 Financial Condition. The audited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of December 31, 2018 and the related statements of income and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Purchasers, present fairly in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(u)               Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(v)               Taxes. The Master Servicer has (i) timely filed all material income and other tax returns (federal, state and local) required to be filed by it (taking into account extensions) and (ii) paid, or caused to be paid, all material income and other taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(w)             Subordinated Notes. Each of the Subordinated Notes are owned directly by an Originator, free and clear of any Adverse Claim.

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(x)               Opinions. The facts regarding the Nabors Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(y)               Other Transaction Documents. Each representation and warranty made by the Master Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

ARTICLE VIII

COVENANTS

SECTION 8.01. Covenants of the Seller. At all times from the Closing Date until the Final Payout Date:

(a)               Payment of Principal and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.

(b)               Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Sold Assets and the Seller Collateral.

(c)              Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Master Servicer on its behalf) shall furnish to the Administrative Agent and each Purchaser:

(i)               Annual Financial Statements of the Seller. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a Financial Officer of the Seller that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Seller as of the date indicated and the results of its operations for the periods indicated.

(ii)              Monthly Reports. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

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(iii)            Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(iv)             Know Your Customer. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

(v)               Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, definitive proxy materials, and reports on Form 8-K, Form 10-K or Form 10-Q, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same (provided that delivery may be effected in accordance with Section 8.02(b)(iii) below).

(d)               Notices. The Seller (or the Master Servicer on its behalf) will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)               Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.

(ii)              Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)            Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Nabors Party, which with respect to any Person other than the Seller, could reasonably be expected to have a Material Adverse Effect.

(iv)             Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

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(v)             Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)            Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Nabors Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)          Termination Event. The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(viii)         Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial condition of the Seller, the Master Servicer, the Indemnification Guarantor or any Originator.

(e)               Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(f)                Compliance with Laws. The Seller will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g)               Furnishing of Information and Inspection of Receivables. The Seller will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Sold Assets and the Seller Collateral as the Administrative Agent or any Purchaser may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with reasonable prior written notice (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Sold Assets and the Seller Collateral; provided, that the Seller shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

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(h)              Payments on Receivables, Collection Accounts. The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Seller (or the Master Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary (i) to identify Collections received from time to time on Pool Receivables and (ii) to segregate such Collections from other property of the Master Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Seller (or the Master Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Control Agreement. The Seller shall not permit funds other than (i) Collections on Pool Receivables and (ii) other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller (or the Master Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Seller will not, and will not permit the Master Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds. The Seller shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Seller shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

(i)                 Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Permitted Lien) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets or any Seller Collateral, or assign any right to receive income in respect thereof.

(j)                 Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Seller will not, and pursuant to Section 8.02(h) the Master Servicer will not, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

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(k)               Change in Credit and Collection Policy. The Seller will not make any change in the Credit and Collection Policy that would reasonably be expected to materially and adversely impact the validity, enforceability, value or collectibility of any material portion of the Pool Receivables, without the prior written consent of the Administrative Agent and the Majority Purchasers, other than any such material changes required by applicable Law. Promptly following any change in the Credit and Collection Policy, the Seller or Master Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(l)                Fundamental Changes. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law or (iii) to be directly owned by any Person other than an Originator. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Purchasers, make any change in the Seller’s name, identity, corporate structure or location or make any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(m)             Books and Records. The Seller shall maintain and implement (or cause the Master Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n)               Identifying of Records. The Seller shall: (i) identify (or cause the Master Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.

(o)               Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Master Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

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(p)               Security Interest, Etc. The Seller shall (and shall cause the Master Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(q)               Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Purchasers (subject and without prejudice to Section 14.01(a) hereof), the Seller will not (and will not permit any Originator or the Master Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Manager” (as such term is used in the Seller’s Certificate of Formation and Limited Liability Company Agreement).

(r)                Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)             Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Seller may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Seller’s Net Worth is not less than the Required Capital Amount.

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(iii)            The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 4.01 of this Agreement; provided that the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.

(s)                Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes) or (iii) form any Subsidiary or make any investments in any other Person.

(t)                 Use of Collections Available to the Seller. The Seller shall apply the Collections available to the Seller to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

(u)               Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)              The Seller authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)            The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

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(iv)             The Seller will not change its name, location, identity or corporate structure unless (x) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Seller shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v)              Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Seller will (i) maintain in effect and enforce policies and procedures designed to ensure compliance by the Seller, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification (or a certification that the Seller qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Seller ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or directly to such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(w)             Use of Proceeds. The Seller will not request any Investment, and the Seller shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Investment, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except as permitted by applicable laws, rules and regulations or as licensed or otherwise authorized by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, or any other United States federal governmental authority with applicable jurisdiction thereover or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(x)               Seller’s Net Worth. The Seller shall not permit the Seller’s Net Worth to be less than the Required Capital Amount.

(y)               Taxes. The Seller will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

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(z)               Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a U.S. Person and not be subject to withholding under Section 1446 of the Code. No action will be taken that would cause (and no action will be omitted which omission would cause) the Seller to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States.

SECTION 8.02. Covenants of the Master Servicer. At all times from the Closing Date until the Final Payout Date:

(a)               Existence. The Master Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Delaware. The Master Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)               Financial Reporting. The Master Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Master Servicer shall furnish to the Administrative Agent and each Purchaser:

(i)                 Quarterly Financial Statements of Parent. As soon as available, and in any event within 45 days after the close of each fiscal quarter of Parent (other than the fourth fiscal quarter), a consolidated balance sheet, income statement and statement of cash flows of Parent and its Subsidiaries as of the end of such fiscal quarter, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and, in each case, accompanied by a certificate of a Financial Officer of the Master Servicer to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such person and have been prepared in accordance with GAAP (except to the extent of items that are immaterial in the aggregate), subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the above, it is understood and agreed that delivery of Parent’s applicable report on Form 10-Q shall satisfy the requirements of this Section 8.02(b)(i).

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(ii)              Annual Financial Statements of Parent. As soon as available, and in any event within 75 days after the close of each fiscal year of Parent, a consolidated balance sheet, income statement and statement of cash flows of Parent and its Subsidiaries, as of the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, in each case, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be furnished to the Administrative Agent, and shall be to the effect that such financial statements have been prepared in accordance with GAAP (except to the extent of items that are immaterial in the aggregate and except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect. Notwithstanding the above, it is understood and agreed that delivery of Parent’s applicable report on Form 10-K shall satisfy the requirements of this Section 8.02(b)(ii).

(iii)            Electronic Delivery Permitted. Documents required to be delivered pursuant to Sections 8.01(c)(v), 8.02(b)(i) and 8.02(b)(ii) (to the extent such documents are filed with the SEC) may be delivered electronically, including by filing with the SEC, and if so delivered, shall be deemed to have been delivered on the date (A) on which Parent posts such documents, or provides a link thereto on Parent’s website on the internet at www.nabors.com; (B) on which such documents are posted on Parent’s or Nabors’ behalf on an internet or intranet website, if any, to which each Purchaser and the Administrative Agent has access (whether a commercial, third-party website or sponsored by the Administrative Agent); or (iii) filed with the SEC.

(iv)             Compliance Certificates. Within 75 days of the end of each fiscal year of Parent and within 45 days of the end of each fiscal quarter of Parent (other than the fourth fiscal quarter), a certificate of a Financial Officer of the Master Servicer substantially in the form of Exhibit H stating that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, or if any Event of Termination or Unmatured Event of Termination has occurred and is continuing, stating the nature and status thereof.

(v)             Monthly Report. As soon as available and in any event not later than two (2) Business Days prior to each Settlement Date, a Monthly Report as of the most recently completed Calculation Period.

(vi)             Know Your Customer. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Purchaser.

(vii)          Other Information. Such other information (including non-financial information) as the Administrative Agent or any Purchaser may from time to time reasonably request.

(c)               Notices. The Master Servicer will notify the Administrative Agent and each Purchaser in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

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(i)              Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Master Servicer setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Master Servicer proposes to take with respect thereto.

(ii)              Representations and Warranties. The failure of any representation or warranty made or deemed made by the Master Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)            Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(iv)             Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Master Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.

(v)             Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi)            Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Nabors Party, (B) any accounting policy of the Seller or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)          Termination Event. The occurrence of a Purchase and Sale Termination Event under the Sale Agreement.

(viii)          Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Master Servicer, the Indemnification Guarantor or the Seller.

(d)              Conduct of Business. The Master Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

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(e)               Compliance with Laws. The Master Servicer will comply with all applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)               Furnishing of Information and Inspection of Receivables. The Master Servicer will furnish or cause to be furnished to the Administrative Agent and each Purchaser from time to time such information with respect to the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Purchaser may reasonably request. The Master Servicer will, at the Master Servicer’s expense, during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Purchaser or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Master Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Master Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Master Servicer (provided that representatives of the Master Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Master Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, that the Master Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless (x) an Event of Termination has occurred and is continuing or (y) the first such review had one or more material adverse findings.

(g)               Payments on Receivables, Collection Accounts. (i) The Master Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Master Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and (ii) to segregate such Collections from other property of the Master Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Master Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Master Servicer shall not permit funds other than (i) Collections on Pool Receivables and (ii) other Sold Assets and Seller Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Master Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Master Servicer will not, and will not permit the Seller, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Purchaser or any other Secured Party is entitled, with any other funds. The Master Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Master Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Master Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Seller.

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(h)               Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Master Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Master Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)                 Change in Credit and Collection Policy. The Master Servicer will not make any change in the Credit and Collection Policy that would reasonably be expected to materially and adversely impact the validity, enforceability, value or collectibility of any material portion of the Pool Receivables, without the prior written consent of the Administrative Agent and the Majority Purchasers. Promptly following any change in the Credit and Collection Policy, the Master Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Purchaser.

(j)                Records. The Master Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)               Identifying of Records. The Master Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(l)                 Change in Payment Instructions to Obligors. The Master Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.

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(m)             Security Interest, Etc. The Master Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Master Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Master Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Master Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Master Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)               Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Master Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Master Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Master Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o)              Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.  The Master Servicer will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Master Servicer, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Purchaser that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Purchaser, provide the Administrative Agent or such Purchaser, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

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(p)               Taxes. The Master Servicer will (i) timely file (including, without limitation, on or prior to any applicable deadline under any extension) all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case under the foregoing clauses (i) and (ii) to the extent that such failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

(q)               Seller’s Tax Status. The Master Servicer shall not take or cause any action to be taken that could result (and shall not fail to take any action the omission of which could result) in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is a wholly-owned subsidiary of a U.S. Person for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

SECTION 8.03. Separate Existence of the Seller. Each of the Seller and the Master Servicer hereby acknowledges that the Secured Parties, the Purchasers and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Master Servicer, the Indemnification Guarantor and their Affiliates. Therefore, each of the Seller and Master Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Indemnification Guarantor, the Originators, the Master Servicer and any other Person, and is not a division of the Indemnification Guarantor, the Originators, the Master Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Master Servicer shall take such actions as shall be required in order that:

(a)               Special Purpose Entity. The Seller will be a special purpose company whose primary activities are restricted in its Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Sold Assets and Seller Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)               No Other Business or Debt. The Seller shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

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(c)               Independent Manager. Not fewer than one member of the Seller’s board of managers or directors (the “Independent Manager”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer or employee, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Manager of the Seller or an independent manager of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent manager for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (z) is employed by Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, Delaware Trust Company or Citadel SPV (USA) LLC. For purposes of this clause (c), “Parent Group” means (i) the Parent, the Master Servicer, the Indemnification Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Seller shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Manager of the Seller, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Manager, or the failure of such Independent Manager to satisfy the criteria for an Independent Manager set forth in this clause (c), in which case the Seller shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Manager satisfies the criteria for an Independent Manager set forth in this clause (c).

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The Seller’s Limited Liability Company Agreement shall provide that: (A) the Seller’s board of managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.

The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Seller, the Parent, the Indemnification Guarantor, any Originator, the Master Servicer or any of their respective Affiliates.

(d)               Organizational Documents. The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 8.01(p).

(e)               Conduct of Business. The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(f)                Compensation. Any officer, employee, independent contractor, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers, employees, independent contractors, consultants or agents as the Master Servicer (or any other Affiliate thereof), the salaries, fees, costs and expenses relating to such Persons shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers, employees, independent contractors, consultants and agents. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g)               Servicing and Costs. The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will not incur any indirect or overhead expenses for items shared with the Master Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

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(h)               Operating Expenses. The Seller’s operating expenses will not be paid by the Master Servicer, the Parent, the Indemnification Guarantor, any Originator or any Affiliate thereof.

(i)                Books and Records. The Seller’s books and records will be maintained separately from those of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller.

(j)                 Disclosure of Transactions. All financial statements of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliate thereof.

(k)              Segregation of Assets. The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliates thereof.

(l)                 Corporate Formalities. The Seller will strictly observe limited liability company formalities in its dealings with the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Affiliate thereof (other than the Master Servicer solely in its capacity as such) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Master Servicer, the Parent, the Indemnification Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.

(m)             Arm’s-Length Relationships. The Seller will maintain arm’s-length relationships with the Master Servicer, the Parent, the Indemnification Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor the Master Servicer, the Parent, the Indemnification Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, the Master Servicer, the Parent, the Indemnification Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

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(n)               Allocation of Overhead. To the extent that Seller, on the one hand, and the Master Servicer, the Parent, the Indemnification Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, jointly do business with vendors or service providers or otherwise share overhead expenses, there shall be a fair and appropriate allocation of such costs between them, and the Seller shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

ARTICLE IX

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 9.01. Appointment of the Master Servicer.

(a)               The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Master Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Nabors (in accordance with this Section 9.01) of the designation of a new Master Servicer, Nabors is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (at the direction of the Majority Purchasers) designate as Master Servicer any Person (including itself) to succeed Nabors or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b)               Upon the designation of a successor Master Servicer as set forth in clause (a) above, Nabors agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Master Servicer, and Nabors shall cooperate with and assist such new Master Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Master Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c)               Nabors acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Purchaser have relied on Nabors’ agreement to act as Master Servicer hereunder. Accordingly, Nabors agrees that it will not voluntarily resign as Master Servicer without the prior written consent of the Administrative Agent and the Majority Purchasers Agents.

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(d)               The Master Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”) and the performance of such duties and obligations by the Sub-Servicer shall be deemed performance thereof by the Master Servicer; provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Master Servicer pursuant to the terms hereof, (ii) the Master Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent and each Purchaser shall have the right to look solely to the Master Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Master Servicer hereunder by giving notice of its desire to terminate such agreement to the Master Servicer (and the Master Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Purchasers shall have consented in writing in advance to such delegation.

SECTION 9.02. Duties of the Master Servicer.

(a)               The Master Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Master Servicer shall set aside, for the accounts of each Purchaser, the amount of Collections to which each such Purchaser is entitled in accordance with Article IV hereof. The Master Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Master Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Termination has occurred and is continuing, the Master Servicer may take such action only upon the prior written consent of the Administrative Agent. The Seller shall deliver to the Master Servicer and the Master Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Purchaser), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Master Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

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(b)               The Master Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Master Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Master Servicer, or that have been obtained by the Master Servicer, in connection with this Agreement.

SECTION 9.03. Collection Account Arrangements.

(a)               Following the Closing Date, the Seller shall enter into Control Agreements with all of the Collection Account Banks and shall deliver executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Unmatured Event of Termination or Event of Termination, the Administrative Agent may (with the consent of the Majority Purchasers) and shall (upon the direction of the Majority Purchasers) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Control Agreement. The Seller hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Master Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

(b)               The Master Servicer hereby acknowledges and agrees that neither the Master Servicer nor any Originator has any right, title or interest in any Collections on deposit in any Collection Account. To the extent that any Collection Account is titled in the name of an Originator for the benefit of the Seller, such Originator is holding any such Collections on deposit in such Collection Account, solely as Seller’s Agent, in trust for the benefit of the Seller, the Administrative Agent, the Purchasers and the other Secured Party. To the extent that the Seller (or following the occurrence of any Event of Termination, the Administrative Agent) instructs the Master Servicer or any Originator to remit any such amounts on deposit in any such Collection Account, the Master Servicer shall promptly remit, or shall cause such Originator to promptly remit, such amounts directly to the Administrative Agent in partial satisfaction of the Seller Obligations and to be applied in accordance with the priority of payments set forth in Section 4.01.

SECTION 9.04. Enforcement Rights.

(a)               At any time following the occurrence and during the continuation of an Event of Termination:

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(i)              the Administrative Agent (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee; provided, however, if the sole Event of Termination is the Cross Payment Default, the Administrative Agent shall not exercise its rights under this clause (i) unless the Cross Payment Default has continued for ten (10) Business Days;

(ii)             the Administrative Agent may instruct the Seller or the Master Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Seller or the Master Servicer, as the case may be, shall give such notice at the expense of the Seller or the Master Servicer, as the case may be; provided, that if the Seller or the Master Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Seller’s or the Master Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)            the Administrative Agent may request the Master Servicer to, and upon such request the Master Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Master Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)             notify the Collection Account Banks that the Seller, each Originator and the Master Servicer will no longer have any access to the Collection Accounts;

(v)               the Administrative Agent may (or, at the direction of the Majority Purchasers shall) replace the Person then acting as Master Servicer; provided, however, if the sole Event of Termination is the Cross Payment Default, the Administrative Agent shall not exercise its rights under this clause (v) unless the Cross Payment Default has continued for ten (10) Business Days; and

(vi)             the Administrative Agent may collect any amounts due from an Originator under the Sale Agreement or the Indemnification Guarantor under the Indemnification Guarantee.

For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.

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(b)              The Seller hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)               The Master Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Master Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Master Servicer and on behalf of the Master Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Master Servicer on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05. Responsibilities of the Seller.

(a)               Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser Parties shall have any obligation or liability with respect to any Sold Assets or Seller Collateral, nor shall any of them be obligated to perform any of the obligations of the Seller, the Master Servicer or any Originator thereunder.

(b)               Nabors hereby irrevocably agrees that if at any time it shall cease to be the Master Servicer hereunder, it shall act (if the then-current Master Servicer so requests) as the data-processing agent of the Master Servicer and, in such capacity, Nabors shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Nabors conducted such data-processing functions while it acted as the Master Servicer. In connection with any such processing functions, the Seller shall pay to Nabors its reasonable out-of-pocket costs and expenses from the Seller’s own funds (subject to the priority of payments set forth in Section 4.01).

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SECTION 9.06. Servicing Fee.

(a)              Subject to clause (b) below, the Seller shall pay the Master Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)              If the Master Servicer ceases to be Nabors or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Master Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Master Servicer in connection with the performance of its obligations as Master Servicer hereunder.

ARTICLE X

EVENTS OF TERMINATION

SECTION 10.01. Events of Termination. If any of the following events (each an “Event of Termination”) shall occur:

(a)              (i) any Nabors Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Termination under clause (ii) or (iii) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for thirty (30) days, (ii) any Nabors Party shall fail to make when due (x) any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days or (iii) Nabors shall resign as Master Servicer, and no successor Master Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;

(b)              any representation or warranty made or deemed made by any Nabors Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Nabors Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty relates solely to one or more specific Pool Receivables and the Seller (or an Originator on its behalf) makes a Deemed Collection payment with respect to such Pool Receivable when and to the extent required by the Transaction Documents);

(c)              the Seller or the Master Servicer shall fail to deliver a Monthly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days (or solely to the extent elected by the Seller in a writing delivered to the Administrative Agent and each Purchaser, which election for purposes of this Agreement may be made not more than one (1) time in any calendar year, four (4) Business Days);

(d)              this Agreement or any security interest granted pursuant to this Agreement or the Sale Agreement shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to any material portion of the Pool Receivables, free and clear of any Adverse Claim;

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(e)              (i) any Nabors Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any Insolvency Proceeding shall be instituted by or against the Seller; (iii) or any Insolvency Proceeding shall be instituted by or against any other Nabors Party and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (iv) any Nabors Party shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f)               as of the end of any calendar month, (i) the average of the Delinquency Ratios for the three months then most recently ended shall exceed 4.50%, (ii) the average of the Default Ratios for the three months then most recently ended shall exceed 5.75% or (iii) the average of the Dilution Ratios for the three months then most recently ended shall exceed 7.25%;

(g)              a Change in Control shall occur;

(h)              a Capital Coverage Deficit shall occur, and shall not have been cured within two (2) Business Days after written notice to, or knowledge thereof by, any Nabors Party;

(i)              (i) any Nabors Party or any of their respective Affiliates, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement) or (ii) any such Debt (as referred to in clause (i) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(j)              the Indemnification Guarantee shall cease to be effective or to be the legally valid, binding and enforceable obligation of Indemnification Guarantor, or Indemnification Guarantor shall deny liability thereunder;

(k)              the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have an Independent Manager who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Managers, on the Seller’s board of managers or (y) to timely notify the Administrative Agent of any replacement or appointment of any manager that is to serve as an Independent Manager on the Seller’s board of managers as required pursuant to Section 8.03(c) of this Agreement;

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(l)                either (i) the IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Seller, any Originator or the Parent or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or 4068 of ERISA with regard to any of the assets of any Nabors Party;

(m)              an ERISA Event or ERISA Termination Event occurs that, when taken together with all other ERISA Events and ERISA Termination Events that have occurred, would have or would be reasonably expected to have a Material Adverse Effect;

(n)               (i) a Purchase and Sale Termination Event shall occur under the Sale Agreement or (ii) Receivables cease being sold or contributed to the Seller pursuant to the Sale Agreement;

(o)               the Indemnification Guarantee shall cease to be effective or to be the legally valid, binding and enforceable obligation of Indemnification Guarantor, or Indemnification Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder;

(p)               this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Seller, any Originator, the Indemnification Guarantor or the Master Servicer (or any of their respective Affiliates) shall so state in writing; or

(q)               (i) one or more judgments, orders, or decrees shall be entered against any Nabors Party involving a liability of $100,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has not disputed coverage) and such judgments, orders or decrees shall be final and unappealable and shall not have been paid in accordance with their terms when due, or vacated, satisfied, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; provided that if such judgment, order or decree provides for periodic payments over time then such Nabors Party shall have a grace period of thirty (30) days with respect to each such periodic payment but only so long as no Lien attaches during such period or (ii) one or more judgments, orders, or decrees shall be entered against the Seller;

then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Purchasers shall) by notice to the Seller declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 10.01 with respect to the Seller, the Termination Date and the Seller Obligation Final Due Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Sold Assets and Seller Collateral shall be applied in the order of priority set forth in Section 4.01.

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ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01. Authorization and Action. Each Purchaser Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Purchaser Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Law.

SECTION 11.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Master Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Purchaser Party or the Master Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Purchaser Party or to inspect the property (including the books and records) of any Purchaser Party; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

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SECTION 11.03. Administrative Agent and Affiliates. With respect to any Investment or interests therein owned by any Purchaser Party that is also the Administrative Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 11.04. Indemnification of Administrative Agent. Each Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the respective Percentage of such Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 11.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the ordinary negligence of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers or the Majority Purchasers, as the case may be, and assurance of its indemnification by the Purchasers, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Purchasers or the Majority Purchasers, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Purchaser Parties. The Purchaser Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Purchasers or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Purchaser, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Purchasers.

SECTION 11.07. Notice of Events of Termination; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Purchaser Party or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

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SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties. Each Purchaser Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, each Originator, the Indemnification Guarantor or the Master Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Purchaser Party, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any information concerning the Seller, any Originator, the Indemnification Guarantor or the Master Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 11.09. Successor Administrative Agent.

(a)              The Administrative Agent may, upon at least thirty (30) days’ notice to the Seller, the Master Servicer and each Purchaser, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Purchasers as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Purchasers, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Purchasers within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)              Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

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ARTICLE XII

[RESERVED]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01. Indemnities by the Seller.

(a)              Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investments or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i)                any Pool Receivable which the Seller or the Master Servicer includes as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time;

(ii)             any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)           the failure by the Seller to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

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(iv)             the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

(v)               the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;

(vi)             any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vii)           any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)            any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix)              the commingling of Collections of Pool Receivables at any time with other funds;

(x)               any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investments or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;

(xi)               any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)              any setoff with respect to any Pool Receivable;

(xiii)              any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;

(xiv)             the failure by the Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

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(xv)                any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

(xvi)               any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvii)             any action taken by the Administrative Agent as attorney-in-fact for the Seller, any Originator or the Master Servicer pursuant to this Agreement or any other Transaction Document;

(xviii)             the failure by an Originator to provide, or unreasonable delay by an Originator in providing, to any Obligor an invoice or other evidence of indebtedness;

(xix)               the use of proceeds of any Investment; or

(xx)               any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)              Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

(c)              If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.

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(d)              Any indemnification or contribution under this Section shall survive the termination of this Agreement.

SECTION 13.02. Indemnification by the Master Servicer.

(a)              The Master Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Master Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Master Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Master Servicer Indemnified Amounts”); excluding (i) Master Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Master Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Master Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 5.03 (other than (I) as set forth below and (II) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Master Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Master Servicer shall pay on demand, to each Master Servicer Indemnified Party any and all amounts necessary to indemnify such Master Servicer Indemnified Party from and against any and all Master Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Master Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i)                 any representation, warranty or statement made or deemed made by the Master Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report or any other information or report delivered by or on behalf of the Master Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii)                 the failure by the Master Servicer to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(iii)                the commingling of Collections of Pool Receivables at any time with other funds;

(iv)               any failure of a Collection Account Bank to comply with the terms of the applicable Control Agreement, the termination by a Collection Account Bank of any Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Control Agreement;

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(v)               any failure of the Master Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document; or

(vi)              any obligation of the Seller under Section 5.03.

(b)              If for any reason the foregoing indemnification is unavailable to any Master Servicer Indemnified Party or insufficient to hold it harmless, then the Master Servicer shall contribute to the amount paid or payable by such Master Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Master Servicer and its Affiliates on the one hand and such Master Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Master Servicer and its Affiliates and such Master Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Master Servicer under this Section shall be in addition to any liability which the Master Servicer may otherwise have, shall extend upon the same terms and conditions to Master Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Master Servicer and the Master Servicer Indemnified Parties.

(c)              Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01. Amendments, Etc.

(a)               No failure on the part of any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or any Transaction Document or consent to any departure by any of the Seller or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Purchasers (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Master Servicer, affect the rights or duties of the Master Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser:

(i)               change (directly or indirectly) the definitions of, Change in Control, Capital Coverage Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Seller Obligation Final Due Date, Scheduled Termination Date, Net Pool Balance or Required Reserve contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount (or any of the components thereof);

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(ii)               reduce the amount of Capital or Yield that is payable hereunder or delay any scheduled date for payment thereof;

(iii)              change any Event of Termination;

(iv)              release all or a material portion of the Sold Assets or Seller Collateral from the Administrative Agent’s security interest created hereunder;

(v)              release the Seller from any of its obligations under the Seller Guaranty or terminate the Seller Guaranty, or release the Indemnification Guarantor from any of its obligations under the Indemnification Guarantee or terminate the Indemnification Guarantee;

(vi)              change any of the Subordination Provisions of the Subordinated Notes (as such term is defined in the Subordinated Notes);

(vii)             change any of the provisions of this Section 14.01 or the definition of “Majority Purchasers”; or

(viii)            change the order of priority in which Collections are applied pursuant to Section 4.01.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Purchaser’s Commitment hereunder without the consent of such Purchaser and (B) no amendment, waiver or consent shall reduce any Fees payable by the Seller to any Purchaser or delay the dates on which any such Fees are payable, in either case, without the consent of such Purchaser.

SECTION 14.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include email communication) and emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

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SECTION 14.03. Assignability; Addition of Purchasers.

(a)              Assignment by Purchasers. Each Purchaser may assign to any Eligible Assignee or to any other Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that

(i)              except for an assignment by a Purchaser to either an Affiliate of such Purchaser or any other Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination or an Unmatured Event of Termination has occurred and is continuing);

(ii)              each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)              the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Purchaser’s Commitment; and

(iv)              the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Purchaser hereunder and (y) the assigning Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto).

(b)              Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Purchasers, the Commitment of each Purchaser and the aggregate outstanding Capital (and stated Yield) of each Purchaser from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Master Servicer, the Administrative Agent, the Purchasers, and the other Purchaser Parties shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Purchaser under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Master Servicer or any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

(c)              Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Purchaser and an Eligible Assignee or assignee Purchaser, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Master Servicer.

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(d)              Participations. Each Purchaser may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that

(i)              such Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and

(ii)             such Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the other Purchasers, the Seller and the Master Servicer shall have the right to continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. The Seller agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e)              Participant Register. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)              Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Purchaser herein shall be assignable by the Administrative Agent or such Purchaser, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Purchaser, so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, such assignment shall require the Master Servicer’s and the Seller’s consent (not to be unreasonably withheld, conditioned or delayed).

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(g)              Assignments by the Seller or the Master Servicer. Neither the Seller nor, except as provided in Section 9.01, the Master Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser (such consent to be provided or withheld in the sole discretion of such Person).

(h)              Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Purchaser, or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Seller, the Master Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 14.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, the reasonable Attorney Costs of a single firm of counsel (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions)) for the Administrative Agent and with respect to advising the Administrative Agent as to its rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent as to its rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs of a single firm of counsel (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions)) and, in the case of an actual or reasonably perceived conflict of interest where any such Person affected by such conflict informs the Seller of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may be include a single firm of special counsel acting in multiple jurisdictions) for such affected Person)), of the Administrative Agent and the other Purchaser Parties, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

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SECTION 14.05. No Proceedings; Limitation on Payments.

(a)              Each of the Master Servicer, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date.

(b)              The provisions of this Section 14.05 shall survive any termination of this Agreement.

SECTION 14.06. Confidentiality.

(a)              Each of the Seller and the Master Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser Party), except as the Administrative Agent and each Purchaser may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Master Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by applicable Law, or in connection with any legal or regulatory proceeding (including, without limitation, filings required under applicable rules of the U.S. Securities and Exchange Commission) or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Master Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Master Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Master Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

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(b)              Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Master Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Seller or the Master Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Purchaser or their respective Affiliates or (v) to the extent it should be (A) required by applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (v) above, the Administrative Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by applicable Law) notify the Seller and the Master Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Purchaser, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

(c)              As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)              Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 14.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE sold ASSETS OR SELLER COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

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SECTION 14.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.03, 11.04, 11.06, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.

SECTION 14.10. CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE SELLER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(b)              EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 14.12. Ratable Payments. If any Purchaser Party, whether by setoff or otherwise, has payment made to it with respect to any Seller Obligations in a greater proportion than that received by any other Purchaser Party entitled to receive a ratable share of such Seller Obligations, such Purchaser Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Seller Obligations held by the other Purchaser Parties so that after such purchase each Purchaser Party will hold its ratable proportion of such Seller Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 14.13. Limitation of Liability.

(a)              No claim may be made by the Seller or any Affiliate thereof or any other Person against any Purchaser Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Seller and the Master Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Purchaser Parties and their respective Affiliates shall have any liability to the Seller or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Seller or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Purchaser Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b)              The obligations of the Administrative Agent and each of the other Purchaser Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

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SECTION 14.14. Intent of the Parties. The Seller has structured this Agreement with the intention that the obligations of the Seller hereunder (including the obligation to return Capital to the Purchasers and make payments of Yield thereon) will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Seller, the Master Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15. USA Patriot Act. Each of the Administrative Agent and each of the other Purchaser Parties hereby notifies the Seller and the Master Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Purchaser Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Master Servicer and the Indemnification Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Master Servicer and the Indemnification Guarantor that will allow the Administrative Agent and the other Purchaser Parties to identify the Seller, the Originators, the Master Servicer and the Indemnification Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Master Servicer agrees to provide the Administrative Agent and each other Purchaser Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 14.16. Right of Setoff. Each Purchaser Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser Party (including by any branches or agencies of such Purchaser Party) to, or for the account of, the Seller or the Master Servicer against amounts owing by the Seller or the Master Servicer hereunder (even if contingent or unmatured); provided that such Purchaser Party shall notify the Seller or the Master Servicer, as applicable, promptly following such setoff.

SECTION 14.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 14.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NABORS A.R.F., LLC

By:	/s/Popin (Bob) Su
Name: Popin (Bob) Su
Title: Vice President - Treasury

NABORS INDUSTRIES, INC.,
as the Master Servicer

By:	/s/William Restrepo
Name: William Restrepo
Title: Chief Financial Officer

Receivables Purchase Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:	/s/Eero Maki
Name: Eero Maki
Title: Managing Director

WELLS FARGO BANK, N.A.,
as a Purchaser

By:	/s/Eero Maki
Name: Eero Maki
Title: Managing Director

Receivables Purchase Agreement

MIZUHO BANK, LTD.,
as a Purchaser

By:	/s/Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

Receivables Purchase Agreement

ARAB BANKING CORPORATION B.S.C. NEW YORK BRANCH,
as a Purchaser

By:	/s/David Giacalone
Name: David Giacalone
Title: Chief Risk Officer, NY Branch

By:	/s/Tony G. Berbari
Name:Tony G. Berbari
Title: General Manager

Receivables Purchase Agreement

EXHIBIT A
Form of Investment Request

[Letterhead of Seller]

[Date]

[Administrative Agent]

[Purchasers]

Re:	Investment Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of September 13, 2019 among Nabors A.R.F., LLC (the “Seller”), Nabors Industries, Inc., as Master Servicer (the “Master Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Investment Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes an Investment Request pursuant to Section 2.02(a) of the Agreement. The Seller hereby requests an Investment of Capital in the aggregate amount of [$_______] to be made on [_____, 20__] (of which $[___] of Capital will be funded by Wells Fargo Bank, N.A. and $[___] of Capital will be funded by [___]. After giving effect to such Investment, the Aggregate Capital will be [$_______].

The Seller hereby represents and warrants as of the date hereof, and after giving effect to such Investment, as follows:

(i)             the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)            no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;

(iii)           no Capital Coverage Deficit exists or would exist after giving effect to such Investment;

(iv)          the Aggregate Capital will not exceed the Facility Limit; and

(v)           the Termination Date has not occurred.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

NABORS A.R.F., LLC

By:
Name:
Title:

Exhibit A-2

EXHIBIT B
Form of Reduction Notice

[LETTERHEAD OF SELLER]

[Date]

[Administrative Agent]

[Purchasers]

Re:	Reduction Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of September 13, 2019 among Nabors A.R.F., LLC, as seller (the “Seller”), Nabors Industries, Inc., as Master Servicer (the “Master Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Seller hereby notifies the Administrative Agent and the Purchasers that it shall reduce the outstanding Capital of the Purchasers in the amount of [$_______] to be made on [_____, 20_]. After giving effect to such reduction, the Aggregate Capital will be [$_______].

The Seller hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:

(i)            the representations and warranties of the Seller and the Master Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such reduction as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)           no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such reduction;

(iii)          no Capital Coverage Deficit exists or would exist after giving effect to such reduction; and

(iv)          the Termination Date has not occurred.

Exhibit B-1

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

Nabors A.R.F., LLC

By:
Name:
Title:

Exhibit B-2

EXHIBIT C
[Form of Assignment and Acceptance Agreement]

Dated as of ___________, 20__

Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Yield (if any) allocable to Capital assigned:	$[_____]
Yield (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [__________]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 14.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Purchaser under that certain Receivables Purchase Agreement, dated as of September 13, 2019 among Nabors A.R.F., LLC, Nabors Industries, Inc., as Master Servicer, the Purchasers party thereto and Wells Fargo Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Agreement”).

(Signature Pages Follow)

Exhibit C-1

ASSIGNOR:	[_________]

By:
Name:
Title

ASSIGNEE:	[_________]

By:
Name:
Title:

[Address]

Accepted as of date first above written:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

NABORS A.R.F., LLC,
as Seller

By:
Name:
Title:

Exhibit C-2

EXHIBIT D
[Reserved]

Exhibit D-1

EXHIBIT E
[Reserved]

Exhibit E

EXHIBIT F
Credit and Collection Policy

(Attached)

Exhibit F

EXHIBIT G

Form of Monthly Report

(Attached)

Exhibit G

EXHIBIT H

Form of Compliance Certificate

To: Wells Fargo Bank, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of September 13, 2019 among Nabors A.R.F., LLC (the “Seller”), Nabors Industries, Inc., as Master Servicer (the “Master Servicer”), the Purchasers party thereto and Wells Fargo Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am the duly elected ________________of the Master Servicer.

2.             I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Seller during the accounting period covered by the attached financial statements.

3.             The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Termination or an Unmatured Event of Termination, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.             Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.

[5.            Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit H-1

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

[_________]

By:
Name:
Title:

Exhibit H-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.            Schedule of Compliance as of ___________________, 20__ with Section 8.02(b) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: __________________.

B.            The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

Exhibit H-3

EXHIBIT I

Closing Memorandum

(Attached)

Exhibit I

EXHIBIT J-1

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase Agreement dated as of September 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Nabors A.R.F., LLC, as Seller, Wells Fargo Bank, N.A., as Administrative Agent, and Nabors Industries, Inc., as initial Master Servicer, and the purchasers from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Capital in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PURCHASER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-1

EXHIBIT J-2

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase Agreement dated as of September 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Nabors A.R.F., LLC, as Seller, Wells Fargo Bank, N.A., as Administrative Agent, and Nabors Industries, Inc., as initial Master Servicer, and the purchasers from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser in writing, and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-2

EXHIBIT J-3

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase Agreement dated as of September 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Nabors A.R.F., LLC, as Seller, Wells Fargo Bank, N.A., as Administrative Agent, and Nabors Industries, Inc., as initial Master Servicer, and the purchasers from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Purchaser and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-3

EXHIBIT J-4

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Purchase Agreement dated as of September 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Nabors A.R.F., LLC, as Seller, Wells Fargo Bank, N.A., as Administrative Agent, and Nabors Industries, Inc., as initial Master Servicer, and the purchasers from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Capital in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Capital, (iii) with respect to the extension of credit pursuant to this Receivables Purchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Seller and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PURCHASER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit J-4

SCHEDULE I
Commitments

Party	Capacity	Commitment
Wells Fargo Bank, N.A.	Purchaser	$150,000,000
Mizuho Bank, Ltd.	Purchaser	$50,000,000
Arab Banking Corporation B.S.C. New York Branch	Purchaser	$50,000,000

Schedule I-1

SCHEDULE II
Lock-Boxes, Collection Accounts and Collection Account Banks

[NOT INCLUDED]

Schedule II-1

SCHEDULE III
Notice Addresses

(A)	in the case of the Seller, at the following address:

Nabors A.R.F., LLC
515 West Greens Road
Room 12-218
Houston, Texas 77067
Telephone:	281-775-8587
Email:	naborsarf.llc@nabors.com
Attention:	Treasurer

with a copy to:

Nabors Corporate Services, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067
Telephone:	281-874-0035
Email:	general.counsel@nabors.com
Attention:	General Counsel

(B)	in the case of the Master Servicer, at the following address:

Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067
Telephone:	281-874-0035
Email:	general.counsel@nabors.com
Attention:	President

with a copy to:

Nabors Corporate Services, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067
Telephone:	281-874-0035
Email:	general.counsel@nabors.com
Attention:	General Counsel

Schedule III-1

(C)	in the case of the Administrative Agent or Wells, as a Purchaser, at the following address:

Wells Fargo Bank, N.A.
1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA 30328
Telephone: 770-508-2162
Email: WFCFReceivablesSecuritizationAtlanta@wellsfargo.com
Attention: Jonathan Davis

(D)	in the case of Mizuho Bank, Ltd., at the following address:

Mizuho Bank, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Telephone: (212) 282-3526
Email: raffi.dawson@mizuhogroup.com
Attention: Raffi Dawson

(E)	in the case of Arab Banking Corporation B.S.C. New York Branch, at the following address:

Arab Banking Corporation B.S.C. New York Branch
140 East 45th Street,
38th Floor
New York NY 10017
Telephone: 212-583-4759
Email: Gautier.Strub@bank-abc.com
Attention: Gautier Strub

(F)           in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III-2

SCHEDULE IV
Initial Schedule of Sold Receivables

[On File with the Administrative Agent]

Schedule IV-1

SCHEDULE V
Purchaser’s Account

[NOT INCLUDED]

Schedule V-1